Exhibit 99.1

Fastly Announces Agreement to Acquire Signal Sciences

Acquisition broadens Fastly’s security offering and accelerates Compute@Edge adoption;
Expected to be accretive to growth and gross margin

SAN FRANCISCO, August 27, 2020 – Fastly, Inc. (NYSE: FSLY), provider of an edge cloud platform, today announced that it has entered into a definitive agreement to acquire Signal Sciences (“Signal Sciences”), for approximately $775 million in cash and stock. The acquisition will expand Fastly’s robust security portfolio at a time when security at the edge has never been more critical. Signal Sciences' strong, developer-first web application and API protection solutions will bolster Fastly's existing security offerings to bring customers a unified edge security solution.

Signal Sciences’ technology combined with Fastly’s current solutions will form Fastly’s upcoming new security offering, Secure@Edge. Secure@Edge will be a modern, unified web application and API protection solution that will power and protect companies looking to further or begin their digital transformation. The acquisition supports Fastly’s mission to provide simplified, secure, and frictionless solutions at scale, and to transform the security landscape by offering an alternative to the existing array of opaque, fragmented and inflexible solutions needed to protect web applications and APIs.

Signal Sciences’ developer-friendly and fully programmable security solution delivers exceptional visibility, enabling businesses to make accurate and automated security decisions and providing efficient protection at scale. With Signal Sciences’ technology, Fastly’s enhanced web application and API protection solution will deliver increased agility, visibility, and protection as more code and applications move to the edge.

“Fastly was founded to meet developers’ need for greater visibility and control. Now, as the digital transformation movement continues to accelerate, DevOps teams are struggling with inadequate and inflexible security tools,” said Joshua Bixby, Chief Executive Officer of Fastly. “Together with Signal Sciences, we will give developers modern security tools designed for the way they work. This new solution will integrate with our Compute@Edge platform, accelerating the adoption of edge computing, while simultaneously solving for modern security challenges. We look forward to working with the talented team at Signal Sciences as we continue to innovate and deliver revolutionary security and edge-computing solutions together.”

“Our mission has always been to secure web applications and APIs through a developer-first approach. Together with Fastly, we will be able to offer enhanced protection to a broader set of customers across multiple verticals and geographies,” said Andrew Peterson, Co-Founder and Chief Executive Officer of Signal Sciences. “We are thrilled to be joining forces with Fastly, an ideal partner who shares our values, deep technical knowledge, and commitment to extending the DevOps movement into the realm of security.”

Under the terms of the definitive agreement, Fastly will acquire Signal Sciences for $200 million in cash and approximately $575 million worth of Class A Common Stock, subject to customary adjustments for transactions of this nature. The per share portion of the stock consideration will be based, subject to a two-way price collar, on the volume-weighted average price of a share of Class A Common Stock over the ten (10) consecutive trading day period ended on and including the third trading day immediately prior to the date of the Closing. Fastly will also establish a retention pool of $50 million worth of restricted stock units to be granted to Signal Sciences employees.

The transaction is subject to certain customary closing conditions, including receipt of required regulatory approvals, and is expected to close in 2020.

Morgan Stanley & Co. LLC and Union Square Advisors are acting as financial advisors to Fastly, and Cooley LLP is acting as its legal advisor with regard to the transaction. Qatalyst Partners is acting as financial advisor to Signal Sciences, while Goodwin Procter LLP is acting as its legal adviser.

Investor Conference Call
Fastly management will host a conference call to discuss the transaction today at 5:00 a.m. PT / 8:00 a.m. ET, and a presentation will be posted to the Investors Relations section of the company’s website at https://investors.fastly.com prior to the call.

When: Thursday, August 27, 2020
Time: 5:00 a.m. PT / 8:00 am ET

Conference ID: 1766205
Live Call: (833) 968-2077 (U.S./Canada) or (236) 714-2139 (International)
Webcast: https://investors.fastly.com

The webcast will be archived on the investor relations section of Fastly’s website following the call.

About Fastly
Fastly helps people stay better connected with the things they love. Fastly’s edge cloud platform enables customers to create great digital experiences quickly, securely, and reliably by processing, serving, and securing our customers’ applications as close to their end-users as possible — at the edge of the Internet. The platform is designed to take advantage of the modern internet, to be programmable, and to support agile software development. Fastly’s customers include many of the world’s most prominent companies, including Vimeo, Pinterest, The New York Times, and GitHub.

About Signal Sciences
Signal Sciences is the fastest growing web application security company in the world. With its award-winning next-gen WAF and RASP solution, Signal Sciences protects more than 40,000 applications and over a trillion production requests per month. Signal Sciences’ patented architecture provides organizations working in a modern development environment with comprehensive and scalable threat protection and security visibility. The company works with some of the world’s most recognizable companies, as indicated on the company’s website, including Duo Security, DataDog, Under Armour, Twilio SendGrid, and Doordash. Signal Sciences is also named a Forbes Next Billion-Dollar Startup and received the 451 Firestarter award, InfoWorld’s Technology of the Year, and Computing's DevOps Excellence Award for Best DevOps Security Tool. For more information, visit Signal Sciences website or follow @Signal Sciences.

Forward Looking Statements
This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, the anticipated timing of the closing of this transaction, if at all, the satisfaction of customary closing conditions and regulatory approval, the anticipated benefits of the transaction and our ability to successfully integrate Signal Sciences into our business, the ability of Signal Sciences’ web application and API protection solution to bolster our existing security offerings to integrate with our Compute@Edge platform and bring customers a unified web application and API protection solution, and our ability to provide an agile, single security solution designed specifically for the edge, with increased visibility and protection for customers with Signal Sciences’ technology. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Please refer to the Form 8-K filed by Fastly on August 27, 2020 for additional information regarding the transaction. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (SEC), including in Fastly’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and our Quarterly Reports on Form 10-Q. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.

Source: Fastly, Inc.

Contacts

Fastly

Investor Contact:
Maria Lukens
ir@fastly.com

Media Contact:
Elaine Greenberg
press@fastly.com